UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2003

(Date of report; date of

earliest event reported)

Commission file number: 333-57494

WHOLESALE AUTO RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-3082709
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On September 29, 2003 the registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure. Wholesale Auto Receivables Corporation will issue the following: $2,000,000,000 Floating Rate Asset Backed Term Notes, Series 2003-A (“2003-A Term Notes”). Only the 2003-A Term Notes are offered hereby. The series term sheet is attached hereto as Exhibit 99.

ITEM 7.    EXHIBITS

Exhibit 99.	The following is filed as an Exhibit to this Report under Exhibit 99

Series Term Sheet dated September 29, 2003, with respect to the proposed issuance of the Floating Rate Asset Backed Term Notes, Series 2003-A of Superior Wholesale Inventory Financing Trust VIII.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLESALE AUTO RECEIVABLES CORPORATION (Registrant)

/s/ William F. Muir

William F. Muir Chairman of the Board

Dated: October 1, 2003